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                                                                   EXHIBIT 10.16




                              DATED 16 MAY - 2001

                                REUTERS GROUP PLC

                                       AND

                              INSTINET GROUP, INC.

                                       AND

                            INSTINET HOLDINGS LIMITED

                 _______________________________________________

                       TAX SHARING AND INDEMNITY AGREEMENT
                 _______________________________________________

THIS AGREEMENT IS MADE THIS 16TH DAY OF
       MAY           2001

BETWEEN:-

(1) REUTERS GROUP PLC ("Reuters"), a company incorporated in England and Wales (registered number 3296375) whose registered office is at 85 Fleet Street, London and its lawful successors or assigns;

(2) INSTINET GROUP, INC., (formerly Instinet Group LLC) ("Instinet") a limited liability company whose registered office is at 3 Times Square, New York, NY 10036, USA and its lawful successors or assigns; and

(3) INSTINET HOLDINGS LIMITED ("Holdings"), a company incorporated in England and Wales (registered number 1416500) whose registered office is at 85 Fleet Street, London and its lawful successors and assigns.

WHEREAS:-

(A) Reuters directly and indirectly contributed the entire share capital of Holdings to LLC on 29th September, 2000; (B) On 9th May, 2001 LLC became Instinet and Instinet assumed all of LLC's liabilities; and

(C) The parties hereto have agreed to enter into this Agreement to provide for the basis on which past and future Tax Liabilities other than Tax Liabilities covered by the terms of the US Agreement (as defined in clause 2 below) will be allocated between Holdings and its Subsidiaries on the one hand and Reuters and its Subsidiaries (other than LLC and all its Subsidiaries) on the other hand.

NOW THIS AGREEMENT WITNESSES as follows:-

1.1     DEFINITIONS.

        In this Agreement, the following words and expressions have the meanings set opposite them:-

        "arm's length basis"        means such arrangements or provisions which
                                    would be expected to be made between
                                    independent enterprises;

        "Annual Accounts"           means the annual accounts of any Instinet
                                    International Company
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                                       2


                                    prepared in respect of an accounting period of that company commencing on or before 31st December, 2000. If any such annual accounts are audited or prepared for any statutory purpose the audited or statutory version shall constitute the annual accounts for such Company for the period in question;

        "Company" or                means any company to which this Agreement
        "Companies"                 applies;


        "ICTA"                      means the Income and Corporation Taxes Act
                                    1988;

        "Instinet International     means any business carried on by any
        Business"                   Instinet International Company;


        "Instinet International     means Holdings and all its Subsidiaries as
        Companies" or "Instinet     at 30th September, 2000, together with any
        International Company"      Subsidiaries acquired or established after
                                    that date and Instinet Schweiz, AG, Instinet
                                    Bermuda Limited and Instinet Investments
                                    (Bermuda) Limited;

       "a continuing Reuters        means Reuters and any and all direct and
        company" and "continuing    indirect Subsidiaries (whether or not
        Reuters companies"          resident in the UK for tax purposes) of
                                    Reuters except LLC and all its Subsidiaries as at 30th September, 2000 and any Subsidiaries of LLC acquired after that date;


       "Instinet Tax Liabilities"   means all Tax Liabilities in respect of
                                    profits, deemed profits, activities,
                                    turnover, supplies or transactions arising
                                    in any way in the course of any business
                                    conducted by an Instinet International
                                    Company at any time before, on or after 31st
                                    December, 2000 including any Tax Liability
                                    arising in respect of any disposal or deemed
                                    disposal of
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                                       3


                                    shares of any company conducting any such business subject to the provisions of sub-clauses 1.2 to 1.4 (inclusive) below, but excluding any Tax Liability to the extent that:-

                                    (a)      the Tax Liability was paid or
                                             otherwise discharged before the
                                             date of this Agreement; or

                                    (b)      the Tax Liability would not have
                                             arisen but for the making of a
                                             claim, election, surrender or
                                             disclaimer, the giving of a notice
                                             or consent, or the doing of any
                                             other thing under the provisions of
                                             any enactment or regulation
                                             relating to Tax, in each case after
                                             the date of this Agreement and by a
                                             continuing Reuters company; or

                                    (c)      the Tax Liability would not have
                                             arisen but for a voluntary
                                             transaction, action or omission
                                             carried out or effected by any
                                             continuing Reuters company at any
                                             time after the date of this
                                             Agreement, other than any such
                                             transaction, action or omission
                                             carried out or effected by any
                                             continuing Reuters company:-

                                            (i)        under a legally binding
                                                       commitment created on or
                                                       before the date of this
                                                       Agreement; or

                                            (ii)       with the prior consent of
                                                       LLC or any Instinet
                                                       International Company;
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                                       4


        "LLC" means Instinet Group LLC, a Delaware limited liability company and (save where the context otherwise requires) its lawful successors and assigns;

        "non-Instinet Tax           means all Tax Liabilities other than
        Liabilities"                Instinet Tax Liabilities;

        "Restructuring"             means the series of transactions carried out
                                    under:-

                                    (a)      the Contribution Agreement entered
                                             into between Reuters C Corp and LLC
                                             dated 29th September, 2000;

                                    (b)      the Contribution Agreement entered
                                             into between Reuters Holdings
                                             Switzerland SA and LLC dated 29th
                                             September, 2000;

                                    (c)      the Asset Contribution Agreement
                                             entered into between Instinet
                                             Corporation and LLC dated 31st
                                             July, 2000; and

                                    (d)      the Contribution Agreement entered
                                             into between Instinet Corporation
                                             and LLC dated 25th July, 2000;

        "Subsidiaries"              means:-

                                    (a)      in relation to Holdings any company
                                             in which Holdings owns directly or
                                             indirectly more than 50 per cent.
                                             of its ordinary share capital; and
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                                    (b)      in relation to Reuters any company
                                             in which Reuters owns directly or
                                             indirectly more than 50 per cent.
                                             of its ordinary share capital but
                                             excluding LLC (including the
                                             Subsidiaries of LLC) and Holdings
                                             (including the Subsidiaries of
                                             Holdings);

                                    and "Subsidiary" shall be construed
                                    accordingly;

        "Tax" or "Taxation"         means:-

                                    (a)      all forms of taxation, including
                                             any charge, tax, duty, levy, impost
                                             withholdings in the nature of
                                             taxation, including (without
                                             limitation) any excise, property,
                                             sales, use, occupation, transfer,
                                             franchise, value added and payroll
                                             taxes, and any national insurance
                                             or social security contributions or
                                             liability whether chargeable
                                             imposed for the support of
                                             national, state, federal, municipal
                                             or local government or any other
                                             person and whether of the United
                                             Kingdom or any other jurisdiction;
                                             and

                                    (b)      any penalty, fine, surcharge,
                                             interest, charges or costs payable
                                             in connection with any tax within
                                             the meaning of paragraph (a) above;

        "Tax Authority"             means any taxing or other authority (whether
                                    within or outside the United Kingdom)
                                    competent to impose any Tax Liability;
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                                       6


        "Tax Item"                  means any item of income, gain, loss,
                                    deduction or credit, or other asset that may have the effect of increasing or decreasing any liability to Tax;

        "Tax Liabilities"           means any liability of a Company to make a
        or "Tax Liability"          payment of or in respect of Taxation whether
                                    or not the same is primarily payable by that Company and whether or not that Company has or may have any right of reimbursement against any other person or persons;

       "Loss" means any reduction, modification, loss, counteraction, nullification, utilisation, disallowance, withdrawal or clawback for whatever reason; and

        "Relief" means any loss, relief, allowance, credit, exemption or set-off in respect of Taxation or any deduction in computing income, profits or gains for the purposes of Taxation.

1.2      ALLOCATION OF TAX LIABILITY COMPUTED ON A CONSOLIDATED BASIS.

         In any case where in a jurisdiction Tax is charged or collected or computed on any consolidated basis so that Tax in respect of an Instinet International Business may be charged, collected or recovered from a continuing Reuters company or vice versa, then the nature of the Tax Liability shall be determined according to the business to which the liability is referable and not by reference to the Company on which it may be chargeable and the amount of the relevant Tax shall be determined by making all reasonable apportionments of overall liabilities and by treating companies as if they had dealt with each other on an arm's length basis so as to ascertain the liability that would have been an Instinet Tax Liability and a non-Instinet Tax Liability had those respective liabilities been calculated on a stand alone, rather than any form of consolidated, basis.
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                                       7


1.3      DEEMED NON-INSTINET TAX LIABILITY.

         Subject to sub-clause 1.4 below, any Tax Liability of a continuing Reuters company referable to its disposal of shares in an Instinet International Company or to any receipt of a dividend from such a company or to the Restructuring or which is referable to any other transaction which a continuing Reuters company has entered into with an Instinet International Company shall be treated as a non-Instinet Tax Liability.

1.4      DEEMED INSTINET TAX LIABILITY.

         (i) Any liability of any Company to stamp duty, any equivalent transaction Tax or capital duty occasioned in any way by way of the transactions necessitated by the reorganisation of Instinet International Companies within Holdings, and the direct and indirect contribution of Holdings to LLC, and any such liability occasioned by the transfer and contribution of Instinet Schweiz, AG, Instinet Bermuda Limited and Instinet International (Bermuda) Limited to LLC shall be an Instinet Tax Liability.

         (ii) Any future liability to stamp duty, capital duty and any transaction Tax equivalent to stamp duty occasioned by the withdrawal or other forfeiture of any Relief shall also constitute an Instinet Tax Liability if the duty would initially have been paid on or in respect of one of the transactions referred to above but for the initial availability of the Relief or exemption which has been forfeited or has been the subject of withdrawal.

2.       PRIORITY OF US AGREEMENT.

         This Agreement shall not apply to any Tax Liability to the extent that it is covered by the terms of the Tax Sharing Agreement dated the same date as this Agreement and made between Reuters America Holdings, Inc., Instinet Group, LLC and Instinet Global Holdings, Inc. (the "US Agreement").

3.       TAX LIABILITIES COVERED BY EXISTING PROVISIONS.

         Insofar as provision or reserve for Tax Liabilities has been made or provided for in the Annual Accounts of any Instinet International Company or the equivalent accounts of any continuing Reuters company for any period ending on or prior to 31st December, 2000, no adjustment shall be made to such Tax
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                                       8


         Liabilities from the treatment provided for or reserved in the relevant accounts.

4.       PAST UNPROVIDED FOR TAX LIABILITIES.

         Insofar as any unprovided for Tax Liability arises in respect of any period ending on or prior to 31st December, 2000, that Tax will be borne by an Instinet International Company if and to the extent that the Tax Liability in question is an Instinet Tax Liability and it shall be borne by a continuing Reuters company if and to the extent that the Tax Liability is a non-Instinet Tax Liability. Reuters and LLC shall respectively procure that appropriate Instinet International Companies and continuing Reuters companies make the required payments, on a timely basis, to achieve the above objective and failing any such procurement Reuters and LLC will themselves make payments, on a timely basis, to achieve the relevant objective.

5.       FUTURE TAX LIABILITIES.

         For all periods ending after 31st December, 2000 Instinet International Companies shall bear and indemnify continuing Reuters companies against all Instinet Tax Liabilities and continuing Reuters companies shall bear and indemnify Instinet International Companies against all non-Instinet Tax Liabilities, Reuters and LLC themselves making payments, on a timely basis, to achieve the objective of this clause in the event of either of them failing to procure that other Companies make the required payments on a timely basis.

6.       FUTURE GROUP RELIEF ARRANGEMENTS ETC.

         Where the system of Taxation operating in any jurisdiction computes and charges Tax Liabilities on companies on a company by company basis but permits companies within any given relationship with others to surrender Tax losses of any description (whether income or capital in nature) to other companies, then for all periods on and after 31st December, 2000 any such surrenders involving both an Instinet International Company and a continuing Reuters company shall be dealt with on an arm's length basis and the respective parties to the surrender and claim shall agree the payment that is to be made for any Tax losses and all appropriate subsequent adjustments (including payment of interest where necessary) and refunds should the initial expected surrender of Tax losses be challenged by the Tax Authorities or prove ineffective in any way.
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7.       FUTURE POOLING OF CAPITAL GAINS AND LOSSES BETWEEN DIFFERENT COMPANIES.

         In the case of any system of Tax where assets can be transferred by one company to another on a basis whereunder the acquiring company assumes the latent Tax gains or losses of the transferring company referable to the asset or where companies can elect that the capital gains or losses of one company shall be treated as being realised or incurred by another company, then where such transfers or surrenders of gains or losses are made between an Instinet International Company and a continuing Reuters company the terms on which all such transfers and surrenders are made shall be agreed on an arm's length basis, with all appropriate provision being made for adjustment should the initial expectations need adjustment in any changed circumstances.

8.       UNCHALLENGED PAST SURRENDERS OF GROUP RELIEF ETC.

8.1 Subject to sub-clause 8.2 below, where such a system of Tax as is mentioned in clause 6 above was in operation for accounting periods ending on or before 31st December, 2000 and an Instinet International Company, prior to the date of this Agreement, has either surrendered Tax losses to a continuing Reuters company or vice versa, and the relevant surrender proves to be effective, then no adjustment shall be made to the existing accounts treatment of the surrender and to any payment that may have been made by any Company in respect of that surrender which has been taken into account in the relevant accounts.

8.2 If any Instinet International Company amends any provision relating to Tax losses in respect of an accounting period to which this clause 8 applies as a result of which such Tax losses are increased and the relevant Tax Authorities accept such amendment then, if payment was initially made by the claimant Company for the Tax losses, an additional payment shall be made to the surrendering Company on such terms as would have been agreed between the parties had they been acting on an arm's length basis and the Tax rate to be applied to the increase in the Tax losses shall be negotiated by the parties.

9.       CHALLENGED PAST SURRENDERS OF GROUP RELIEF ETC.

         Where clause 8 would have applied but for the fact that the Tax Authorities have either challenged the surrender of losses or because the losses have not been used as initially contemplated
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                                       10


         (either because of insufficiency of profits or losses), then, if payment was initially made by the claimant Company for the Tax losses:-

                  (i) if the agreement between the Companies originally provided for appropriate adjustments and refunds to be made in the event of a claim being disputed those provisions shall take effect;

                  (ii) subject to sub-paragraph (iii) below, where any agreement for surrender was silent as to such matters but payment was still made, such refund will be made as would have been agreed between the parties had they been acting on an arm's length basis, taking into account the Tax Liability that the claimant Company may have to bear and any revived value of losses to the Company that originally sought to surrender those losses in the light of the changed circumstances; and

                  (iii) any refund referred to in sub-paragraph (ii) above in respect of a past provision shall be made at the rate of corporation tax in force at the date the relevant surrender of Tax losses was made.

10.      CHALLENGED SURRENDER OF TAX LOSSES.

         Where clause 8 would have applied but for the fact that no payment was initially made to the surrendering Company for the surrender of its Tax losses then in the event that the surrender is challenged in either of the ways contemplated in clause 9, no adjustment payments will be made unless it was expressly agreed that a payment would be made in such a situation.

11.      PAST POOLING OF CAPITAL GAINS AND LOSSES BETWEEN DIFFERENT COMPANIES.

         Where a system of Tax contains such provisions as are referred to in clause 7 above, and assets have been transferred or Taxable profits or losses have effectively been transferred between an Instinet International Company and a continuing Reuters company for an accounting period ending on or prior to 31st December, 2000, then the general principles contained in clauses 7 to 10 shall be applied to the transfer of the assets or the surrender of the losses according to whether the latent liabilities passed to the transferee Company as initially expected, or whether any revisions have to be made on account of
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                                       11


         either a challenge of the transfer or election by the Tax Authorities or the assumed latent gains or losses being of a different amount than initially contemplated.

12.      CONTROLLED FOREIGN COMPANIES PROVISION.

12.1 In the event that a continuing Reuters company is charged to Tax under the United Kingdom controlled foreign companies provisions as contained in Part XVII, Chapter IV ICTA (as amended from time to time) (the "CFC provisions") in respect of the distributed or undistributed profits of an Instinet International Company that ranks as a controlled foreign company for the purposes of those provisions, then that Tax Liability will be treated for the purposes of this Agreement as an Instinet Tax Liability. LLC shall procure that appropriate Instinet International Companies make the required payments, on a timely basis, to achieve the above objective.

12.2 In the event that profits that are the subject of an apportionment under the CFC provisions are distributed directly or indirectly by way of dividend to a continuing Reuters company, then the Tax that would have been chargeable in the United Kingdom on that dividend, had there been no credit or offset for UK Tax charged under the CFC provisions in respect of the underlying profits which were apportioned to the continuing Reuters company, shall be treated as a non-Instinet Tax Liability and the amount initially treated as an Instinet Tax Liability in respect of the initial apportionment shall retrospectively be adjusted and shall only be treated as an Instinet Tax Liability to the extent that the UK Tax Liability in respect of the controlled foreign companies apportionment exceeded the Tax Liability that would have arisen on the actual dividend received had there been no credit or offset, in calculating the Tax on the dividend for any UK Tax charged under the CFC provisions in respect of the apportionment, and the balance of the Tax charged in respect of the apportionment shall be treated as a non-Instinet Tax Liability. Reuters and LLC shall procure that appropriate continuing Reuters companies and Instinet International Companies (as applicable) make the required payments, on a timely basis, to achieve the above objective.

13.      EXCHANGE OF INFORMATION.

         Reuters and LLC shall provide such information to each other, and shall procure that continuing Reuters companies and Instinet
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         International Companies respectively provide such information as may be reasonably required:-

               (i) for the proper calculation of all liabilities under this Agreement;

               (ii) to enable all companies to compute and record their proper
                    Tax Liabilities; and

               (iii) to enable continuing Reuters companies to seek and obtain consents under section 765 ICTA, whenever required.

14.      SECTION 765 ICTA.

         LLC shall not and shall procure that no Instinet International Company shall enter into any transaction or transactions to which Section 765 ICTA applies without first obtaining the consent of H.M. Treasury as required by that section.

15.      TAX RETURNS.

15.1 Subject to the last sentence of this sub-clause 15.1, LLC shall have the exclusive right to determine with respect to any Tax return of either LLC or any Instinet International Company:

               (i) the manner in which such Tax return or Tax Items shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of Taxation to be used and the manner in which any Tax Item shall be reported;

               (ii) whether any extensions may be requested;

               (iii) the elections that will be made by LLC or any Instinet
                    International Company on such Tax return or with respect to such Tax Items;

               (iv) whether any amended Tax returns shall be filed;

               (v)  whether any claims for refund shall be made;

               (vi) whether any refunds shall be paid by way or refund or credited against any liability for the related Tax; and

               (vii) whether to retain external firms to prepare or review such
                    Tax returns or Tax Items
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         PROVIDED THAT if Reuters and any continuing Reuters company together own directly or indirectly 50 per cent. or more of the outstanding stock (by reference to votes or value) of LLC:

               (a) Reuters shall, by the end of the relevant accounting period, designate and notify LLC of the Tax returns that it wishes to review and approve and LLC shall submit such Tax returns to Reuters no later than fifteen business days prior to the due date for the filing of such Tax returns (taking into account applicable extensions) for Reuters' review and approval (such approval shall not be unreasonably withheld); and

               (b) Reuters shall have the right to re-determine the manner in which any Tax Item of LLC or any Instinet International Company included in such Tax returns including any other matters listed in sub-paragraphs (i) to (vii) (inclusive) of this sub-clause 15.1 is reported if the proposed reporting of such Tax Item would adversely affect the Tax treatment of Reuters or any continuing Reuters company to a meaningful extent,

         PROVIDED FURTHER THAT the revised treatment of such Tax Item could not result in the imposition of penalties on LLC or any Instinet International Company. To the extent that any Tax Items of any continuing Reuters company are included on any Tax return of either LLC or any Instinet International Company, Reuters shall have the right to determine the manner in which such Tax Items are reported.

15.2 In the event that a Tax Item in a Tax return of any continuing Reuters company corresponds to a Tax Item in a Tax return of either LLC or any Instinet International Company that is filed after the date of this Agreement, then LLC shall or shall procure that the relevant Instinet International Company preparing, or causing the preparation of, such Tax return shall conform the treatment of the relevant Tax Item in such Tax return to the treatment of such Tax Item in the relevant Tax return of the continuing Reuters company PROVIDED THAT the revised treatment of such Tax Item could not result in the imposition of penalties on LLC or any Instinet International Company AND PROVIDED FURTHER THAT Reuters and any other continuing Reuters company together own directly or indirectly 50 per cent. or more of the outstanding stock (by reference to votes or value) of LLC.
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                                       14


15.3 LLC shall and shall procure that each Instinet International Company shall provide all reasonable and necessary information to Reuters or its agents in order to facilitate the preparation of any Tax return filed after the date of this Agreement by any continuing Reuters company (including the making of any related elections) to the extent that such Tax return relates exclusively to LLC or to any Instinet International Company or to any of the assets, businesses and/or entities transferred to any Instinet International Company as part of the Restructuring. LLC shall procure that this information is submitted to Reuters at least 45 business days (or such shorter period as is agreed to by Reuters) prior to the due date for the filing of such Tax return (taking into account any applicable extensions). LLC or the relevant Instinet International Company shall bear its pro rata share of the costs associated with the preparation of such Tax return.

16.      REMEDIES AND WAIVERS.

16.1 No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:-

               (i)  affect that right, power or remedy; or

               (ii) operate as a waiver thereof.

16.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

16.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

17.      ASSIGNMENT.

17.1 The rights, interests and obligations under this Agreement are personal to the parties and shall not be assigned, delegated, transferred or otherwise disposed of without the prior written consent of the other parties.

17.2 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
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                                       15


18.      ENTIRE AGREEMENT.

18.1 This Agreement shall constitute the entire agreement between the parties relating to the past and future allocation of Tax Liabilities between them.

18.2 Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any draft agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Agreement made or given by any person at any time prior to the date of this Agreement except to the extent that it is repeated in this Agreement.

18.3     This Agreement may only be varied in writing signed by each party.

19.      NOTICES.

19.1 All notices, requests, demands and other communications under this Agreement shall only be effective if in writing.

19.2 Notices under this Agreement shall be sent to a party at its address or number and for the attention of the individual set out below:-

       PARTY AND TITLE OF            ADDRESS
       INDIVIDUALS

       Director of Group Tax         Reuters Group PLC
                                     85 Fleet Street
                                     London

       Robert Beynon                 Instinet Group, Inc.
                                     3 Times Square
                                     New York
                                     NY 10036, USA

       Mark Higgins                  Instinet Holdings Limited
                                     85 Fleet Street
                                     London

         PROVIDED THAT a party may change its notice details on giving notice to the other parties of the change in accordance with this clause. That notice shall only be effective on the day falling five clear days after the notification has been received or such later date as may be specified in the notice.

19.3 Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:-

               (i)  if delivered personally, on delivery;

               (ii) if sent by first class post, three clear days after the date of posting;

               (iii) if sent by air mail, six clear days after the date of posting; and

               (iv) if sent by facsimile, provided telephonic confirmation of receipt is obtained promptly, after completion of transmission.

19.4 Any notice given under this Agreement outside normal business hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of normal business hours in such place.

20.      CONFIDENTIALITY.

20.1 Each party shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to:-

               (i)  the provisions of this Agreement;

               (ii) the negotiations relating to this Agreement;

               (iii) the subject matter of this Agreement; and

               (iv) any other party.

20.2 Notwithstanding the other provisions of this clause, any party may disclose confidential information:-

               (i)  if and to the extent required by law;

               (ii) if and to the extent required by existing contractual obligations;

               (iii) if and to the extent required by any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, including (amongst other bodies) the UK Listing Authority, the London Stock Exchange or the Panel, whether or not the requirement for information has the force of law;

               (iv) if and to the extent required for the purposes of any arbitration pursuant to clause 27.4;

               (v) if and to the extent required to vest the full benefit of this Agreement in that party;

               (vi) to its professional advisers, auditors and bankers PROVIDED
                    THAT any such party is made subject to the same obligation as to confidentiality in respect of the information which is the subject of this Agreement;

               (vii) if and to the extent the information has come into the public domain through no fault of that party; or

               (viii) if and to the extent the other parties have given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

         Any information to be disclosed pursuant to sub-clauses 20.2(ii),
         (iii), (v), (vi) or (vii) shall be disclosed only after prior written approval of the other parties.

20.3 The restrictions contained in this clause shall apply without limit in time.

21.      COUNTERPARTS.

21.1 This Agreement may be executed in two or more counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

21.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

22.      INVALIDITY.

22.1 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

               (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement;

               (ii) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

22.2 In the event that any provision of this Agreement shall be void or unenforceable by reason of any provision or applicable law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and, if necessary, be so amended as shall be necessary to give effect to the spirit of this Agreement so far as possible.

23.      LANGUAGE.

23.1 Each notice, demand, request, statement, instrument, certificate or other communication under or in connection with this Agreement shall be:-

               (i)  in English; or

               (ii) if not in English, accompanied by an English translation made by a translator, and certified by an officer of the party giving the notice to be accurate.

23.2 The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided.

24.      HEADINGS ETC.

         The headings and table of contents in this Agreement are for ease of reference only and shall not affect the construction hereof.

25.      THIRD PARTY RIGHTS.

         Pursuant to section 1(2) of the Contracts (Rights of Third Parties) Act 1999 (the "Contracts Act") the parties intend that a person who is not a party to this Agreement has no right under the Contracts Act to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts Act.

26.      CHOICE OF GOVERNING LAW AND JURISDICTION.

26.1 This Agreement shall be construed in accordance with, and governed in all respects by, English law.

26.2 The Courts of England shall have exclusive jurisdiction to entertain all disputes arising under or in relation to this Agreement.

27.      DISPUTE RESOLUTION.

27.1 If a dispute or difference arises out of this Agreement, the parties will attempt to settle it first by negotiation between themselves and then by mediation in accordance with the Centre for Dispute Resolution
         (CEDR) Model Mediation Procedure (the "Model Procedure"). To initiate a mediation, a party (the "Disputing Party") shall give notice in writing ("ADR Notice") to the other party (the "Non-Disputing Party"), requesting mediation in accordance with the provisions of the Model Procedure. A copy of the ADR Notice should also be sent to CEDR.

27.2 If such dispute or difference is not resolved within 42 days (or such longer period as the parties may agree) of the giving of the ADR Notice, or if one of the parties refuses to participate in mediation, the dispute shall be referred to arbitration in accordance with the provisions of clause 27.4.

27.3 Any unresolved dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration.

27.4 Any dispute arising out of or in connection with this Agreement which remains unresolved after mediation, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration ("LCIA"), which rules are deemed to be incorporated by reference into this clause.

27.5 If an ADR Notice is not given prior to the commencement of arbitration, the Disputing Party commencing the arbitration must serve an ADR Notice on the Non-Disputing Party to the arbitration within 21 days.

28.      AGENT FOR SERVICE.

28.1 LLC irrevocably appoints the European Tax Manager at Instinet Holdings Limited of 85 Fleet Street, London to be its agent for the receipt of Service Documents. LLC agrees that any Service Document may be effectively served on it in connection with proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

28.2 If the agent at any time ceases for any reason to act as such, LLC shall appoint a replacement agent having an address for service in England and shall notify Reuters of the name and address of the replacement agent. Failing such appointment and notification, Reuters shall be entitled by notice to LLC to appoint a replacement agent to act on behalf of LLC. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

28.3 A copy of any Service Document served on an agent shall be sent by post to LLC. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

28.4 "Service Document" means a claim form, application notice, order or judgment or other document relating to any proceedings.

29.      EXCLUSION.

         This Agreement shall not confer any benefit on a continuing Reuters company (other than Reuters) if it ceases to be controlled by Reuters. For the purposes of this clause a company shall cease to be controlled by Reuters if less than 51 per cent. of its ordinary share capital is owned (whether directly or indirectly) by Reuters.

30.      DURATION.

         This Agreement shall terminate and cease to confer any benefit on a continuing Reuters company if Reuters' holding (whether directly or indirectly) in the ordinary share capital of LLC (or any other successor entity which shall own Holdings, or any Instinet International Companies) falls either below (i) 40 per cent. for the purposes of the CFC provisions; or (ii) 50 per cent. in any other case.

IN WITNESS whereof the parties have executed this Agreement on the date and year first above written.

Signed by REUTERS GROUP PLC acting
by its director                       /s/ David Grigson
                                      ------------------------------------------
                                      Signature of Director

                                      David Grigson
                                      ------------------------------------------
                                      Name of Director

Signed by INSTINET GROUP, INC (as
successor to INSTINET GROUP LLC)
acting by its officer                 /s/ Paul A. Merolla
                                      ------------------------------------------
                                      Signature of Officer

                                      Paul A. Merolla
                                      ------------------------------------------
                                      Name of Officer

Signed by INSTINET HOLDINGS
LIMITED acting by its officer.        /s/ Leslie J. Brady
                                      ------------------------------------------
                                      Signature of Officer

                                      Leslie J. Brady
                                      ------------------------------------------
                                      Name of Officer